UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2013

COURIER CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

Commission File Number: 0-7597

IRS Employer Identification Number: 04-2502514

15 Wellman Avenue, North Chelmsford, MA	01863
(Address of principal executive offices)	(Zip Code)

(978) 251-6000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 22, 2013, Courier Corporation (the “Company”) held its Annual Meeting of Stockholders.  There were 11,528,425 shares of common stock entitled to be voted, of which 10,196,261 were voted in person or by proxy.

The following nominees were elected to serve three-year terms as Class C Directors on the Company’s Board of Directors by the following votes:

	For	Withheld	Non-Votes	Uncast
Paul Braverman	8,279,844	382,057	1,534,322	38
Peter K. Markell	8,276,197	385,607	1,534,322	135
Ronald L. Skates	8,222,444	439,369	1,534,322	126

The following individuals will continue to serve as Directors of the Company: James F. Conway III, Kathleen Foley Curley, Edward J. Hoff, W. Nicholas Thorndike and Susan L. Wagner.

Shareholders approved the adoption of Amendment No. 1 to the Courier Corporation 2010 Stock Equity Plan for Non-Employee Directors increasing shares authorized by 300,000 shares by the following votes:

				Non-
	For	Against	Abstain	Votes	Uncast
Approval of Amendment to Courier Corporation 2010 Stock Equity Plan for Non-Employee Directors	8,299,628	324,274	37,863	1,534,322	174

Shareholders approved, on an advisory basis, the compensation of Courier Corporation’s Named Executive Officers by the following votes:

				Non-
	For	Against	Abstain	Votes	Uncast
Approval of Compensation of Named Executive Officers	8,326,468	281,150	54,147	1,534,322	174

Stockholders ratified and approved the selection by the Audit and Finance Committee of the Company’s Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year ending September 28, 2013 by the following votes:

				Non-
	For	Against	Abstain	Votes	Uncast
Ratification and Approval of Independent Auditors	10,012,333	133,479	50,313	—	136

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COURIER CORPORATION

	By:	/s/ Peter M. Folger
Peter M. Folger
Senior Vice President and
Chief Financial Officer
Date: January 23, 2013